Board of Directors
Micron Enviro Systems, Inc.
Vancouver, B.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in this registration statement of Micron Enviro Systems, Inc. on Form S-8 of our report dated April 10, 2006 relating to the financial statements of Micron Enviro Systems, Inc. as of December 31, 2005, which report appears in the annual report on Form 10-KSB of Micron Enviro Systems, Inc.

/s/ Williams & Webster, P.S.
Spokane, Washington
December 12, 2006